UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 3, 2012, MOD-PAC CORP. (the “Company”) held its 2012 Annual Meeting of Shareholders (“Annual Meeting”).  At the meeting, each of  Kevin T. Keane, Daniel G. Keane, Robert J. McKenna, William G. Gisel, Jr. and Howard Zemsky  were re-elected as directors of the Company for a one-year term.  In addition to the election of the directors identified above, the shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The Company has two classes of stock:  each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes.  The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Withheld	Abstentions	Broker Non-Votes
1. Election of Directors
Kevin T. Keane	5,532,522	428,433		1,148,761
Daniel G. Keane	5,564,472	396,483		1,148,761
Robert J. McKenna	5,464,462	496,493		1,148,761
William G. Gisel, Jr.	5,565,290	395,665		1,148,761
Howard Zemsky	5,646,222	314,733		1,148,761
	For	Against	Abstentions
2. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2012	6,800,447	26,404	282,865

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	May 7, 2012	By:	/s/ Daniel G. Keane
Daniel G. Keane
President and Chief Executive Officer